UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 6, 2002

MAXICARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12024	95-3615709
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11231 South La Cienega Boulevard
Los Angeles, California
(Address of principal executive office)

90045
(Zip Code)

(310) 649-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

1149 South Broadway Street
Los Angeles, California
90015

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On or about June 6, 2002, Eugene Froelich commenced a derivative action in Superior Court of the State of California, Los Angeles County, on behalf of the Registrant against certain of its former and current officers and directors. The complaint, which names the Registrant as a nominal defendant, alleges, in substance, that the officers and directors breached their fiduciary duty to the Registrant in that they flagrantly mismanaged company affairs. The action seeks compensatory damages of not less than $10 million, together with an unspecified amount of punitive damages. Mr. Froelich was previously the executive vice president, chief financial officer and a director of Registrant. The Registrant has a judgment in excess of $3 million against Mr. Froelich based on a promissory note that he gave to the Registrant while he was a company executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxicare Health Plans, Inc.

June 13, 2002	/s/ PAUL R. DUPEE, JR.
Paul R. Dupee, Jr. Chief Executive Officer

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